EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT


                                              Jurisdiction of         Percentage
               Name                           Incorporation            Ownership
               ----                           -------------            ---------

Hyde International Services, Ltd.              Hong Kong                 100%

Hyde, Inc.                                     Maine                     100%

Saucony Canada, Inc.(1)                        Ontario                    85%

Saucony UK, Inc.(1)                            Massachusetts             100%

Saucony Sports, B.V.(1)                        Netherlands               100%

Saucony SP Pty. Ltd.(1)                        Australia                 100%

Saucony Deutschland Vertriebs GmbH(1)          Germany                   100%

QR Divestiture, Inc.(2)                        Delaware                  100%

Saucony Asia Pacific Limited                   Hong Kong                 100%



______________________

(1)Does business as "Saucony."
(2)Formerly known as Quintana Roo, Inc.